EXHIBIT 99.1


                        NEUTRAL POSTURE ERGONOMICS, INC.

                                  NEWS RELEASE

For Immediate Release:  August 19, 1999

                        Neutral Posture Ergonomics, Inc.
            GRANTED APPROVAL TO MOVE TO THE NASDAQ SMALL CAP MARKET

BRYAN, TX. - Neutral Posture Ergonomics, Inc. (NASDAQ: NTRL) today announced that it has been granted approval to move from the Nasdaq National Market to the Small Cap Market. The Company's common stock will begin trading on the Small Cap Market effective opening of business on August 20, 1999 under the same NTRL symbol.

Rebecca Boenigk, Chairman and Chief Executive Officer of Neutral Posture Ergonomics, Inc., commented: "We believe this will alleviate the listing issues we have been facing for the last twelve months. We are committed to creating shareholder value that will lead us back to the National Market through an aggressive growth campaign."

Neutral Posture Ergonomics, Inc. manufactures, markets and distributes ergonomic products. Neutral Posture Ergonomics, Inc. is a certified Women Business Enterprise.

PRESS CONTACT:
      Gregory A. Katt, CFO
      (409) 778-0502

      THIS PRESS RELEASE MAY INCLUDE CERTAIN STATEMENTS THAT MAY BE DEEMED TO BE "FORWARD-LOOKING" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THERE ARE CERTAIN IMPORTANT FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS. CERTAIN OF THE IMPORTANT FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER THINGS, CHANGES FROM ANTICIPATED LEVELS OF SALES, THE ABILITY TO INTEGRATE ACQUIRED PRODUCT LINES AND RELATED BUSINESSES, FUTURE NATIONAL OR REGIONAL ECONOMIC AND COMPETITIVE CONDITIONS, CHANGES IN RELATIONSHIPS WITH CUSTOMERS, CUSTOMER ACCEPTANCE OF EXISTING AND NEW PRODUCTS, PRICING PRESSURES DUE TO EXCESS CAPACITY, RAW MATERIAL COST INCREASES, CHANGE OF TAX RATES, CHANGE OF INTEREST RATES, DECLINING CONDITIONS IN THE INDUSTRY, VALIDITY OF PATENTS, AVAILABILITY OF KEY COMPONENT PARTS, CASUALTY TO OR OTHER DISRUPTION OF THE COMPANY'S PRODUCTION FACILITY AND EQUIPMENT, DELAYS AND DISRUPTIONS IN THE SHIPMENT OF THE COMPANY'S PRODUCTS AND OTHER FACTORS THAT GENERALLY AFFECT BUSINESS.